UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 21, 2025

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(832) 765-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Phillips 66 (the “Company”) held its Annual Meeting of Shareholders on May 21, 2025 (the “Annual Meeting”). There were 407,437,242 shares of common stock outstanding and entitled to vote as of April 4, 2025, the record date for the Annual Meeting. There were 311,045,132 shares of common stock represented at the Annual Meeting by valid proxies or voted at the meeting, which was approximately 76.34% of the shares of common stock outstanding and entitled to vote at the Annual Meeting and which constituted a quorum.

Set forth below are the matters voted upon at the Annual Meeting, which are more fully described in the in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 8, 2025 in connection with the Annual Meeting, and the final voting results tabulated by the Company’s independent Inspector of Election, First Coast Results, Inc.

1.	Election of four Class I director nominees.

The shareholders voted to elect four Class I directors, each to serve for a three-year term that expires at the annual meeting of shareholders held in 2028 or until such director’s successor has been duly elected or appointed and qualified, or until their earlier resignation or removal. As a result of the vote, A. Nigel Hearne, Robert W. Pease, Sigmund L. Cornelius and Michael A. Heim were elected to the Board of Directors, by the following votes:

	For	Withhold
Company’s Nominees
A. Nigel Hearne	167,949,641	135,742,964
John E. Lowe	128,390,451	175,342,537
Robert W. Pease	168,482,157	135,204,208
Howard I. Ungerleider	142,036,918	161,648,211
Elliott’s Nominees
Brian S. Coffman	157,195,388	145,664,633
Sigmund L. Cornelius	168,627,166	134,193,219
Michael A. Heim	160,048,008	142,812,624
Stacy D. Nieuwoudt	108,504,870	194,352,817

2.	Management proposal to approve the declassification of the Board of Directors.

The shareholders did not approve an amendment to the Company’s Certificate of Incorporation and By-Laws to declassify the Board of Directors over a three-year period, by the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
295,250,873	7,087,290	2,156,174	6,550,795

3.	Proposal to approve, on an advisory basis, named executive officer compensation.

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
254,968,960	42,326,860	7,198,517	6,550,795

4.	Proposal to approve, on an advisory basis, the frequency of future advisory proposals on named executive compensation.

The shareholders approved, on an advisory basis, a one year frequency for future advisory proposals on the compensation of the Company’s named executive officers, by the following votes:

Voted One Year	Voted Two Year	Voted Three Year	Abstentions
290,926,976	1,950,577	5,148,366	6,468,418

5.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025, by the following votes:

Voted For	Voted Against	Abstentions
300,825,734	4,553,490	5,665,908

6.	Non-binding Shareholder proposal requiring annual director resignations.

The shareholders did not approve the non-binding shareholder proposal requesting the Board adopt a policy requiring directors to deliver a letter of resignation effective at the next annual meeting of shareholders each year prior to the nomination of director candidates, by the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
99,489,243	202,748,330	2,256,764	6,550,795

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 28, 2025	By:	/s/ Vanessa A. Sutherland
Vanessa A. Sutherland Executive Vice President